Exhibit 10.66

United States of America
Office of Federal Housing Enterprise Oversight

In the Matter of
THE FEDERAL HOME LOAN MORTGAGE CORPORATION (“FREDDIE MAC”)
December 9, 2003

STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER

The Director of the Office of Federal Housing Enterprise Oversight (“OFHEO”) has determined to initiate cease and desist proceedings and has determined to impose a civil money penalty against the Federal Home Loan Mortgage Corporation (“Freddie Mac” or “Enterprise”) pursuant to 12 U.S.C. § 4631 and 12 U.S.C. § 4636.

The Enterprise, in the interest of compliance and cooperation, consents to the issuance of a Consent Order, dated December 9, 2003 (“Order”), before the filing of any notice and before the finding of any issues of fact or law.

In consideration of the above premises, the Director and the Enterprise, through its duly authorized representative, hereby stipulate and agree to the following:

ARTICLE I

Jurisdiction

(1) The Enterprise is a corporation chartered pursuant to the Federal Home Loan Mortgage Corporation Act of 1970, 12 U.S.C. §§ 1451 to 1459, and subject to supervision and regulation by OFHEO pursuant to the Federal Housing Enterprises Financial Safety and Soundness Act of 1992, 12 U.S.C. §§ 4501 et seq.

ARTICLE II

Agreement

(2) The Enterprise hereby consents and agrees to the issuance of the Order by the Director. In so doing, the Enterprise neither admits nor denies any wrongdoing or any asserted or implied finding or other basis for the Order. The

Enterprise further consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by OFHEO under the provisions of 12 U.S.C. §§ 4635 and 4636.

ARTICLE III

Waivers

(3) The Enterprise, by signing this Stipulation and Consent, hereby waives:

(a) the issuance of a Notice of Charges pursuant to 12 U.S.C. § 4631(c)(1);

(b) written notice of the Director’s determination to impose a penalty on the record pursuant to 12 U.S.C. § 4636(c)(1)(A);

(c) any and all procedural rights available in connection with the issuance of the Order;

(d) all rights to seek any type of administrative or judicial review of the Order; and

(e) any and all rights to challenge or contest the validity of the Order.

ARTICLE IV

Other Action

(4) The Enterprise agrees that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Director from taking any other action affecting the Enterprise in connection with OFHEO’s ongoing regulatory oversight of the Enterprise with respect to matters occurring subsequent to the date of the Order or with respect to matters relating to third parties not affiliated with the Enterprise (including separated senior officers of the Enterprise) if, at any time, the

Director deems it appropriate to do so to fulfill the responsibilities placed upon him by the several laws of the United States of America.

(5) The Enterprise agrees that the provisions of this Stipulation and Consent shall not be construed to limit or otherwise affect regulatory actions by other federal regulatory agencies.

IN TESTIMONY WHEREOF, the undersigned, the Director of OFHEO, has hereunto set his hand on behalf of himself and OFHEO.

/s/ Armando Falcon, Jr.	DATED: December 9, 2003
Armando Falcon, Jr.
Director, Officer of Federal Housing Enterprise Oversight

IN TESTIMONY WHEREOF, the undersigned, as the duly authorized representative of the Enterprise, has hereunto set his hand on behalf of the Enterprise.

/s/ Shaun F. O’Malley	DATED: December 9, 2003
Shaun F. O’Malley
Chairman of the Board of Directors
Federal Home Loan Mortgage Corporation (“Freddie Mac”)

United States of America
Office of Federal Housing Enterprise Oversight

Order No. 2003-02

In the Matter of
The Federal Home Loan Mortgage Corporation

Consent Order

Whereas, the Director of the Office of Federal Housing Enterprise Oversight (“OFHEO”) has determined to initiate cease and desist proceedings against the Federal Home Loan Mortgage Corporation (“Freddie Mac” or “Enterprise”) pursuant to 12 USC § 4631.

Whereas, the Director has determined to initiate such proceedings based on his view that Freddie Mac engaged in conduct that does not conform with the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (“Safety and Soundness Act”), OFHEO rules, guidances and standards, and the Federal Home Loan Mortgage Corporation Act and that such conduct has resulted in harm to the Enterprise;

Whereas, the Director believes that the conduct involved provides sufficient grounds to initiate administrative or enforcement proceedings against the Enterprise, including a claim for the award of civil money penalties and other relief;

Whereas, the Enterprise has executed a “Stipulation and Consent to the Issuance of a Consent Order,” dated December 9, 2003, that is accepted by the Director, and by such Stipulation and Consent the Enterprise has consented to the issuance of this Consent Order (“the Order”) by the Director.

Whereas the Director believes that it would be in the public interest to enter into this Consent Order with the Enterprise,

Therefore, the Director, pursuant to the authority vested in him by the Safety and Soundness Act, 12 U.S.C. §§ 4631 and 4636, hereby orders that:

Article I     Cooperation

1. The Enterprise shall use good faith reasonable efforts to cooperate with OFHEO in OFHEO’s pursuit of administrative or enforcement proceedings with respect to other persons, including, upon reasonable prior notice and at reasonable times and places, in making Enterprise’s documents and records relating to such proceeding available to OFHEO without subpoena (subject to any privilege or other protection available under applicable law), and, upon reasonable prior notice and at reasonable times and places, in making the Enterprise’s personnel (including officers, directors and employees) available for interview and/or testimony without subpoena (subject to any privilege or other protection available under applicable law), provided that the duty to cooperate under this paragraph shall not require cooperation between the Enterprise and OFHEO in respect of claims or proceedings making any allegation that would, if proven, adversely affect the Enterprise, as determined by the Enterprise.

2. The Enterprise shall use good faith reasonable efforts to cooperate with OFHEO in OFHEO’s pursuit of litigation with respect to other persons or in litigation involving other persons, including, upon reasonable prior notice and at reasonable times and places, in making the Enterprise’s documents and records relating to such litigation available to OFHEO without subpoena (subject to any privilege or other protection available under applicable law), and, upon reasonable prior notice and at reasonable times and places, in making the Enterprise’s personnel (including officers, directors and employees) available for interview and/or testimony without subpoena (subject to any privilege or other protection available under applicable law), provided that the duty to cooperate under this paragraph shall not require cooperation between the Enterprise and OFHEO in respect of claims or proceedings making any allegation that would, if proven, adversely affect the Enterprise, as determined by the Enterprise.

Article II     Board of Directors and Senior Management

3. Within 120 days from the date of this Order, the Board shall cause to be conducted a review of the Enterprise’s bylaws in light of the factors contributing to the restatement and revision of the Enterprise’s financial statements for 2000, 2001 and 2002. Based on this review, the Board shall cause such revisions to be made in the Enterprise’s bylaws as the Board determines to be appropriate.

The Enterprise shall report to OFHEO on the results of the review and on any revisions to be made to the Enterprise’s bylaws.

4. Within 120 days From the date of this Order, the Board shall cause to be conducted a review of the Enterprise’s codes of conduct for the Board and for employees in light of the factors contributing to the restatement and revision of the Enterprise’s financial statements for 2000, 2001 and 2002, and shall cause such revisions to be made in those codes of conduct as the Board determines to be appropriate and such employee training programs to be developed and implemented as the Board determines to be appropriate.

Enterprise shall report to OFHEO on the results of the review of the Enterprise’s codes of conduct for the Board and employees, on any revisions to be made in such codes of conduct and on any employee training programs to be developed and implemented.

In addition, for the first 24 months following the implementation of any employee training programs pursuant to this paragraph, the Enterprise shall submit to OFHEO at the end of each six-month period a report on the implementation of such training programs by the Enterprise.

5. Within 180 days from the date of this Order, the Board shall cause to be prepared a succession plan for the Enterprise’s senior management. The Board shall consult with OFHEO in preparing this succession plan, and shall submit a copy of this succession plan to OFHEO. (For purposes of this paragraph, senior management means the Enterprise’s chief executive officer, chief operating officer, chief financial officer and general counsel, and the heads of the Investment & Capital Markets Division and the Mortgage Sourcing, Operations & Funding Division.)

6. Within 120 days from the date of this Order, the Board shall cause to be conducted a review of its committee structure and shall determine what changes, if any, are appropriate to make in such committee structure. This review shall take into account the need for effective Board oversight of essential Enterprise functions, including management implementation of internal controls and operational risk planning. The Board shall report to OFHEO any changes it determines to make in its committee structure as a result of this review.

7. Within 150 days from the date of this Order, the Board shall cause to be reviewed the frequency of regular Board meetings, the Board’s process (including the amount of time allotted) for full Board consideration of Board committee reports, and the Board’s processes for obtaining information from management with respect to both the Enterprise’s ongoing operations and issues of special importance to the Enterprise.

Based on this review, the Board shall determine what revisions, if any, are appropriate to make in the frequency of regular Board meetings, in the Board’s process (including the amount of time allotted) for full Board consideration of Board committee reports, and in the Board’s processes for obtaining information from management with respect to both the Enterprise’s ongoing operations and issues of special importance to the Enterprise.

The Board shall report to OFHEO any changes it determines to make as a result of this review with respect to the frequency of regular Board meetings, the Board’s process (including the amount of time allotted) for full Board consideration of Board committee reports, and the Board’s processes for obtaining information from management with respect to both the Enterprise’s ongoing operations and issues of special importance to the Enterprise.

8. Within 120 days from the date of this Order, the Board shall determine what limits, if any, to establish on the terms of members of the Board. The Board shall report to OFHEO any such term limits that are to be established and how such limits are to be implemented.

9. Within 120 days from the date of this Order, the Board shall develop required qualifications for service as a director of Enterprise. Such qualifications may include limits on service of Enterprise directors on boards of directors of other companies; standards for determining independence for outside directors that meet or exceed existing requirements of the New York Stock Exchange; and standards for the continuation of service as a director for executive officer directors who cease to be employees of Enterprise. The Board shall report to OFHEO any such qualifications that are to be established and how such qualifications are to be implemented.

10. At least once annually, the Board shall review, with appropriate professional assistance, the legal and regulatory requirements that are applicable to its activities and duties.

11. At least once annually, the Enterprise’s senior management shall review, with appropriate professional assistance, the legal and regulatory requirements applicable to their activities and duties.

12. At least once annually, the Board shall meet with senior representatives of OFHEO to ensure that the Board is appropriately apprised regarding any significant regulatory issues relating to the Enterprise’s operations and activities.

13. The Enterprise shall separate the position of Chairman and the position of Chief Executive Officer within a reasonable period of time.

14. Within 180 days from the date of this Order, Enterprise shall submit to OFHEO an acceptable plan setting forth specific actions that Enterprise will take to foster a management culture in which appropriate consideration is given to operational stability and legal and regulatory compliance throughout the Enterprise, as essential elements of a management approach that seeks properly to address all relevant risks and to maximize the Enterprise’s long-term value. Such actions shall include appropriate training of the Enterprise’s officers and employees, and steps to make the Enterprise’s compensation system for executive officers consistent with fostering the management culture contemplated under this paragraph.

Article III     Internal Controls

15. Within 60 days from the date of this Order, the Enterprise shall submit to OFHEO a report on the nature and status of PricewaterhouseCoopers’ and any other consultant’s review of the Enterprise’s design, assessment and evaluation of controls with respect to financial reporting. Upon completion of such reviews, the Enterprise shall submit to OFHEO a report analyzing the results of such reviews and setting forth a plan for remedial steps to be taken by management.

16. (a) Within 60 days from the date of this Order, the Enterprise shall engage an independent consultant to conduct a review of the Enterprise’s internal controls with respect to the following:

(i)  Reporting to the Enterprise’s Board of Directors.

(ii)  Reporting to the Enterprise’s senior management.

     (b) Within 180 days from the date of its engagement, the consultant shall prepare a written report setting forth any recommended changes in the Enterprise’s internal controls with respect to the following:

(i)  Reporting to the Enterprise’s Board of Directors.

(ii) Reporting to the Enterprise’s senior management.

The consultant shall provide a copy of its report to OFHEO at the same time that the report is provided to the Enterprise.

     (c) Within 60 days after receipt of the consultant’s report, the Enterprise shall submit to OFHEO an acceptable written plan to address the recommendations of the consultant’s report.

17. At least once annually, the Enterprise’s senior management shall review the effectiveness of the internal controls that are the subject of paragraphs 15-16, and shall report to the Board, or an appropriate Board committee, on the results of its review. A copy of senior management’s report shall be submitted to OFHEO.

18. The Enterprise shall have established the position of chief risk officer with responsibility for the Enterprise’s risk oversight function. Within 60 days of the date of this Order, the Enterprise shall report to OFHEO on the functions of the chief risk officer and to whom such officer shall report.

19. The Enterprise shall have established the position of chief compliance officer. Within 60 days of the date of this Order, the Enterprise shall report to OFHEO on the functions of the chief compliance officer and to whom such officer shall report.

Article IV     Internal Audit

20. Within 120 days from the date of this Order, the Enterprise shall submit to OFHEO an acceptable plan setting forth specific actions that the Enterprise will take in order to address the effectiveness of its internal audit function, including but not limited to:

(a) The independence of the internal audit function;

(b) The adequacy of information provided to the audit committee;

(c) The adequacy of internal audit staffing;

(d) The adequacy of internal audit planning;

(e) The adequacy of internal audit work programs; and

(f) The adequacy of formal management responses to audit findings.

Article V     Internal Accounting

21. (a) Within 60 days of the date of this Order, the Enterprise shall engage an independent consultant to conduct a review of:

(i)   The current staffing of the Enterprise’s internal accounting function in relation to Enterprise’s accounting requirements.

(ii)  Any plans to augment the staffing of the Enterprise’s internal accounting function in relation to the Enterprise’s accounting requirements.

(iii) The structure for ongoing management oversight of the internal accounting function, including with respect to ensuring timely implementation of new accounting standards and requirements.

     (b) Within 90 days from the date of its engagement, the consultant shall prepare a written report setting forth any recommendations with respect to:

(i)  The staffing of the Enterprise’s internal accounting function in relation to the Enterprise’s accounting requirements.

(ii) The structure for ongoing management oversight of the internal accounting function, including with respect to ensuring timely implementation of new accounting standards and requirements.

     (c) Within 60 days of receipt of the consultant’s report, the Enterprise shall submit to OFHEO an acceptable written plan to address the recommendations of the consultant’s report.

Article VI     Risk Management Transactions

22. (a) Within 90 days after the date of this Order, the Enterprise shall develop procedures with respect to:

(i)  Appropriate management oversight that a business purpose exists for unique transactions relating to risk management or where a business purpose is required under generally accepted accounting principles for a transaction relating to risk management.

(ii) Maintaining appropriate records of the business purpose of unique transactions relating to risk management or where a business purpose is required under generally accepted accounting principles for a transaction relating to risk management.

     (b) The Enterprise shall submit to OFHEO a copy of the procedures developed pursuant to paragraph 22(a).

Article VII     Public Disclosures and Regulatory Reporting

23. Within 90 days from the date of this Order, the Enterprise shall submit to OFHEO an acceptable plan setting forth specific actions that the Enterprise will take to address the adequacy of its public disclosures practices and to have in place effective ongoing management oversight of its public disclosure practices.

24. Within 90 days from the date of this Order, the Enterprise shall review its procedures for ensuring that reports, including data, submitted to OFHEO meet all applicable legal and regulatory requirements, and shall submit to OFHEO a report setting forth those procedures, including any steps the Enterprise has made or has determined it should make to enhance those procedures.

Article VIII     Oversight and Reporting

25. The Board shall designate a committee of the Board that shall be responsible for overseeing the Enterprise’s compliance with the provisions of this Order.

26. Management shall prepare quarterly a report on the Enterprise’s progress in complying with the provisions of this Order, and shall submit such quarterly progress report to the designated Board committee for its review and approval.

27. Following approval by the Board committee, a copy of such quarterly progress report shall be submitted to OFHEO.

28. The first quarterly progress report pursuant to paragraph 27 shall be submitted to the designated Board committee by no later than March 15, 2004.

Article IX.     Civil Money Penalty

29. Within ten days from the date of this Order, the Enterprise shall transfer $125 million, in the manner specified by the General Counsel of OFHEO, in the name of the United States Treasury. This amount shall constitute a civil money penalty imposed on the Enterprise pursuant to 12 U.S.C. § 4636.

It is so ordered, this 9th day of December, 2003.

/s/  Armando Falcon, Jr.
Armando Falcon, Jr.
Director, Office of Federal Housing Enterprise Oversight